Exhibit 10.4

PURCHASE AGREEMENT

This Purchase Agreement (the “Agreement”) is made and entered into this 15th day of April, 2008, by and among Don Waitt (“Waitt”), John Cornetta (“Cornetta”), TEEZE International, Inc., a Delaware corporation (“TEEZE”), Adult Store Buyer Magazine, LLC, a Georgia limited liability company (“ASB”), RCI Entertainment (Media Holdings), Inc., a Texas corporation (the “Buyer”), and Rick’s Cabaret International, Inc., a Texas corporation (“Rick’s”).  Waitt and Cornetta are sometimes collectively referred to herein as “Sellers”.

WHEREAS, Buyer is a wholly owned subsidiary of Rick’s; and

WHEREAS, the Sellers own 100% of the issued and outstanding common stock of TEEZE (the “TEEZE Stock”) and 100% of the membership interest in ASB (the “Membership Interest”);  and

WHEREAS, TEEZE owns and operates “TEEZE Magazine” and ASB owns and operates “Adult Store Buyers Magazine” (the “Publications”); and

WHEREAS, the Sellers desire to sell 100% of the issued and outstanding TEEZE Stock and 100% of the issued and outstanding Membership Interest of ASB to Buyer on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements and the respective representations and warranties herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
PURCHASE AND SALE OF THE TEEZE STOCK
AND THE MEMBERSHIP INTEREST

Section 1.1             Sale of the TEEZE Stock and Membership Interest.  Subject to the terms and conditions set forth in this Agreement, at the Closing (as hereinafter defined) Sellers hereby agree to sell, transfer, convey and deliver to Buyer 100% of the issued and outstanding common stock of TEEZE and 100% of the issued and outstanding Membership Interest of ASB free and clear of all encumbrances, and shall deliver to Buyer certificates representing the TEEZE Stock and the ASB Membership Interest, duly endorsed to Buyer or accompanied by duly executed stock powers in form and substance satisfactory to Buyer.

Section 1.2             Purchase Price for the TEEZE Stock and Membership Interest.  As consideration for the purchase of the TEEZE Stock and Membership Interest, Buyer shall pay to Sellers a total purchase price of $500,000.00 (the “Purchase Price”), payable to the Sellers as follows:

a.	$200,000 by cashier’s check, certified funds or wire transfer at Closing (as hereinafter defined); and

b.
The issuance of 6,522 shares of restricted common stock by Rick’s to each of Messrs. Waitt and Cornetta, for an aggregate of 13,044 shares of restricted common stock (collectively, the “Rick’s Shares”) at Closing to be valued at $23.00 per share.

Section 1.3             Right of Sellers to “Put” Shares.  On or after one (1) year from the date of Closing, each of Messrs. Waitt and Cornetta shall have the right, but not the obligation, to have Rick’s purchase the Rick’s Shares from each of Messrs. Waitt and Cornetta  calculated at a price per share equal to $23.00 per share (“Value of the Rick’s Shares”) until Messrs. Waitt and Cornetta have each received $150,000 from (i) the sale of the Rick’s Shares sold by them, regardless of whether sold to Rick’s, sold in the open market or in a private transaction or otherwise and (ii) the payment of any Deficiency (as hereinafter defined) by Rick’s.  Each Seller, individually, shall notify Rick’s during any given month of his election to “Put” the Rick’s Shares to Rick’s during that particular month and Rick’s shall have three (3) business days to elect to buy the Rick’s Shares or instruct the respective Seller(s) to sell the Rick’s Shares in the open market.   At Rick’s election, during any given month, it may either buy the Rick’s Shares or, if Rick’s elects not to buy the Rick’s Shares from the respective Seller(s), then such Seller(s) shall sell the Rick’s Shares in the open market and any deficiency between the amount which the Seller(s) receive from the sale of the Rick’s Shares and the Value of the Rick’s Shares (the “Deficiency”) shall be paid by Rick’s within three (3) business days after receipt of written notice from the respective Seller(s) of the sale of the Rick’s Shares which shall provide the written sales confirmation and the amount of the Deficiency.  Rick’s obligation under this Section 1.3 to purchase the Rick’s Shares from any respective Seller shall terminate and cease at such time as such Seller has received an aggregate amount of $150,000 from (i) the sale of the Rick’s Shares, regardless of whether sold to Rick’s, sold in the open market or in a private transaction or otherwise, and (ii) the payments of any Deficiency by Rick’s.  Each of the Sellers, individually, agree to provide monthly statements to Rick’s as to the total number of Rick’s Shares which Seller sold and the amount of proceeds derived therefrom.  Nothing contained in this Section 1.3 shall limit or preclude any Seller from selling their Rick’s Shares in the open market or require any Seller to “Put” their Rick’s Shares to Rick’s during any given month.  In the event that Sellers elect to sell their Rick’s Shares pursuant to this Section 1.3, then any amount sold at prices less than $23.00 shall be deemed to be sold at $23.00 for purposes of Section 1.3.

ARTICLE II
CLOSING

Section 2.1             The Closing.  The closing of the transactions provided for in this Agreement shall take place on or before April 15, 2008 (the “Closing Date”), or at such other time and place as agreed upon in writing among the parties hereto (the “Closing”).  The parties have agreed further to close at the corporate office of Rick’s located at 10959 Cutten Road, Houston, Texas  77066.

Section 2.2             Delivery and Execution.  At the Closing: (a) the Sellers shall deliver to Buyer certificates evidencing the TEEZE Stock and the Membership Interest of ASB, free and clear of any liens, claims, equities, charges, options, rights of first refusal or encumbrances, duly endorsed to Buyer or accompanied by duly executed stock powers in form and substance satisfactory to Buyer against delivery by Buyer to the Sellers of payment in an amount equal to the Purchase Price set forth in Section 1.2; and (b) the Related Transactions (as defined below) shall be consummated concurrently with the Closing.

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Section 2.3             Related Transactions.  At Closing, each of the Sellers will enter into a five (5) year covenant not to compete pursuant to the terms of which the Sellers will agree not to compete, either directly or indirectly, with TEEZE, ASB, Buyer, Rick’s or any of their affiliates by publishing any sexually oriented industry trade print publications, with the exception of a publication known as “Xcitement” which is currently owned and operated by Cornetta.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF THE SELLERS, TEEZE AND ASB

The Sellers, TEEZE and ASB, jointly and severally, hereby represent and warrant to the Buyer as follows:

Section 3.1.	Organization, Good Standing and Qualification.

(a)
TEEZE (i) is duly organized, validly existing and in good standing under the laws of the state of Delaware, (ii) ASB is duly organized, validly existing and in good standing under the laws of Georgia, (iii) TEEZE and ASB each have the requisite power and authority to own, operate and lease its properties and to carry on its business, and (iv) TEEZE and ASB are duly qualified to transact business and are in good standing in all jurisdictions where their ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to do so would not have a material adverse effect to the Sellers, TEEZE or  ASB, respectively.

(b)
The authorized capital of TEEZE consists of 1,500 shares of common stock all of which are validly issued and outstanding. Waitt owns 750 shares of TEEZE Stock and Cornetta owns 750 shares of TEEZE Stock.  There is no other class of capital authorized or issued by TEEZE.  All of the issued and outstanding TEEZE Stock of TEEZE are owned by the Sellers and are fully paid and non-assessable.  None of the shares of TEEZE Stock issued are in violation of any preemptive rights.  TEEZE has no obligation to repurchase, reacquire, or redeem any of its outstanding common stock.  There are no outstanding securities convertible into or evidencing the right to purchase or subscribe for any common stock of TEEZE, there are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character obligating TEEZE to issue any common stock or any securities convertible into or evidencing the right to purchase or subscribe for any common stock, and there are no agreements or understandings with respect to the voting, sale, transfer or registration of any common stock of TEEZE.

(c)
The authorized capital of ASB consist of 50% membership interest owned by John Cornetta and 50% membership interest owned by Don Waitt, all of  which are validly issued and outstanding. There is no other class of capital authorized or issued by ASB.  All of the issued and outstanding Membership Interest of ASB are owned by the Sellers and are fully paid and non-assessable.  None of the Membership Interests issued are in violation of any preemptive rights.  ASB has no obligation to repurchase, reacquire, or redeem any of its outstanding Membership Interest.  There are no outstanding securities convertible into or evidencing the right to purchase or subscribe for any Membership Interest of ASB, there are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character obligating ASB to issue any Membership Interest or any securities convertible into or evidencing the right to purchase or subscribe for any Membership Interest, and there are no agreements or understandings with respect to the voting, sale, transfer or registration of any Membership Interest of ASB.

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Section 3.2             Ownership of the TEEZE Stock.  The Sellers own, beneficially and of record, all of the TEEZE Stock free and clear of any liens, claims, equities, charges, options, rights of first refusal, or encumbrances.  The Sellers have the unrestricted right and power to transfer, convey and deliver full ownership of the TEEZE Stock without the consent or agreement of any other person and without any designation, declaration or filing with any governmental authority.  Upon the transfer of the TEEZE Stock to Buyer as contemplated herein, Buyer will receive good and valid title thereto, free and clear of any liens, claims, equities, charges, options, rights of first refusal, encumbrances or other restrictions (except those imposed by applicable securities laws).

Section 3.3             Ownership of the Membership Interest.  The Sellers own, beneficially and of record, all of the Membership Interest of ASB free and clear of any liens, claims, equities, charges, options, rights of first refusal, or encumbrances.  The Sellers have the unrestricted right and power to transfer, convey and deliver full ownership of the Membership Interest without the consent or agreement of any other person and without any designation, declaration or filing with any governmental authority.  Upon the transfer of the Membership Interest to Buyer as contemplated herein, Buyer will receive good and valid title thereto, free and clear of any liens, claims, equities, charges, options, rights of first refusal, encumbrances or other restrictions (except those imposed by applicable securities laws).

Section 3.4             Authorization.  TEEZE and ASB have all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  All action on the part of TEEZE and ASB necessary for the authorization, execution, delivery and performance of this Agreement and all documents related to consummate the transactions contemplated herein have been taken or will be taken prior to the Closing Date by TEEZE and ASB. This Agreement, when duly executed and delivered in accordance with its terms, will constitute legal, valid and binding obligations of TEEZE and ASB enforceable against them in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization and other similar laws of general application affecting creditors’ rights generally or by general equitable principles.

Each of the Sellers represents that he is a person of full age of majority, with full power, capacity, and authority to enter into this Agreement and perform the obligations contemplated hereby by and for himself and his spouse (if applicable).  All action on the part of the Sellers necessary for the authorization, execution, delivery and performance of this Agreement by him has been taken and will be taken prior to Closing Date.  This Agreement, when duly executed and delivered in accordance with its terms, will constitute legal, valid and binding obligations of the Sellers enforceable against each of them in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization and other similar laws of general application affecting creditors’ rights generally or by general equitable principles.

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Section 3.5             Consents.  No consent of, approval by, order or authorization of, or registration, declaration or filing by TEEZE, ASB, or the Sellers with any court or any governmental or regulatory agency or authority having jurisdiction over the TEEZE or ASB, or any of their respective property or assets is required on the part of TEEZE,  ASB, or the Sellers (a) in connection with the consummation of the transactions contemplated by this Agreement or (b) as a condition to the legality, validity or enforceability as against TEEZE or ASB of this Agreement, excluding any registration, declaration or filing, the failure to effect which would not have a material adverse effect on the financial condition of TEEZE or ASB.

Section 3.6             Acquisition of Stock for Investment.  Each of the Sellers understand that any issuance of the Rick’s Shares (as referenced in Section 1.2 herein) will not have been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities acts, and accordingly, are restricted securities, and each of the Sellers represents and warrants to the Buyer that the present intention of Sellers is to receive and hold the Rick’s Shares for investment only and not with a view to the distribution or resale thereof.

Additionally, each of the Sellers understand that any sale of any the Rick’s Shares issued, under current law, will require either (a) the registration of the Rick’s Shares under the Act and applicable state securities acts; (b) compliance with Rule 144 of the Act; or (c) the availability of an exemption from the registration requirements of the Act and applicable state securities acts.

To assist in implementing the above provisions, each of the Sellers hereby consents to the placement of the legend, or a substantially similar legend, set forth below, on all certificates representing ownership of the Rick’s Shares acquired hereby until the Rick’s Shares have been sold, transferred, or otherwise disposed of, pursuant to the requirements hereof.  The legend shall read substantially as follows:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES ACTS.  THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT, ARE RESTRICTED AS TO TRANSFERABILITY, AND MAY NOT BE SOLD, HYPOTHECATED, OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION AND QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.”

Section 3.7             Access to Information.  Each of the Sellers hereby confirms and represents that they (a) have received a copy of Rick’s Form 10-KSB filed with the Securities and Exchange Commission (the “SEC”) for the year ended September 30, 2007, and a copy of Rick’s Form 10-QSB for the quarter ended December 31, 2007, as filed with the SEC; (b) a copy of Rick’s Form 14C filed with the SEC on June 27, 2007; (c) a copy of the Forms 8-K filed with the SEC on February 13, 2008, March 7, 2008, April 3, 2008 and April 4, 2008, and the Forms 8-K/A filed on January 29, 2008, February 11, 2008, and March 18, 2008; (d) have been afforded the opportunity to ask questions of and receive answers from representatives of  Rick’s concerning the business and financial condition, properties, operations and prospects of Rick’s; (e) have such knowledge and experience in financial and business matters so as to be capable of evaluating the relative merits and risks of the transactions contemplated hereby; (f) have had an opportunity to engage and is represented by an attorney of his choice; (g) have had an opportunity to negotiate the terms and conditions of this Agreement; (h) have been given adequate time to evaluate the merits and risks of the transactions contemplated hereby; and (i) have been provided with and given an opportunity to review all current information about Rick’s.  The Sellers have asked such questions to representatives of Rick’s about Rick’s as they desire to ask and all such questions have been answered to the full satisfaction of each of the Sellers.  The forms filed by Rick’s with the SEC as set forth in Section 3.7(a), (b) and (c) are hereafter collectively referred to as “SEC Reports”.

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Section 3.8             Purchase for Investment.  Each of the Sellers are acquiring the Rick’s Shares for their own accounts, for investment purposes only and not with view to any public resale or other distribution thereof.  Each of the Sellers represents and warrants that each is an Accredited Investor as that term is defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended.  Each of the Sellers, and their respective representatives have received, or have had access to, and have had sufficient opportunity to review, all books, records, financial information and other information which each of the Sellers consider necessary or advisable to enable him to make a decision concerning its acquisition of the Rick’s Shares, and that each of them possesses such knowledge and experience in financial and business matters that each is capable of evaluating the merits and risks of his investment hereunder.

Section 3.9             No Default.  Neither TEEZE nor ASB is (a) in violation of any provision of its Articles of Incorporation, Bylaws, Articles of Organization or Regulations or (b) in default under any term or condition of any instrument evidencing, creating or securing any indebtedness of TEEZE or ASB, and there has been no default in any material obligation to be performed by TEEZE or ASB under any other contract, lease, agreement, commitment or undertaking to which either of them is a party or by which they or their assets or properties are bound, nor has TEEZE or ASB waived any material right under any such contract, lease, agreement, commitment or undertaking.

Section 3.10           Taxes.  TEEZE and ASB have timely and accurately filed all federal, state, foreign and local tax returns and reports required to be filed prior to such dates and have timely paid all taxes shown on such returns as owed for the periods of such returns, including all sales taxes and withholding or other payroll related taxes shown on such returns and any taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor or independent contractor.  TEEZE and ASB have made adequate provision for the payment of all taxes accruable for all periods ending on or before the Closing Date to any taxing authority and are not delinquent in the payment of any tax or governmental charge of any nature.  No assessments or notices of deficiency or other communications have been received by TEEZE, ASB or the Sellers with respect to any tax return which has not been paid, discharged or fully reserved against and no amendments or applications for refund have been filed or are planned with respect to any such return. None of TEEZE, ASB or either of the Sellers has knowledge of any action by any taxing authority in connection with assessing additional taxes against or in respect of it for any past period.  There are no agreements between TEEZE or ASB and any taxing authority waiving or extending any statute of limitations with respect to any tax return.

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Section 3.11           Financial Statements.  The Sellers have delivered to Buyer the financial information available relating to TEEZE and ASB, respectively (the “Financial Information”).  Such Financial Information, are in accordance with the books and records of TEEZE and ASB, and fairly represent the financial position of TEEZE and ASB, and the results of operations and changes in financial position of TEEZE and ASB as of the dates and for the periods indicated.  Neither TEEZE nor ASB has, as of the date of the Financial Information, any material liability or obligation of any nature, whether absolute, accrued, continued or otherwise.  As of the Closing Date, the Sellers represent there have been no adverse changes in the financial condition or other operations, business, properties or assets of TEEZE or ASB, respectively, from that reflected in the latest Financial Information of TEEZE and ASB as furnished pursuant to this Agreement.

Section 3.12           Labor Matters.  Neither TEEZE nor ASB is a party or otherwise subject to any collective bargaining agreement with any labor union or association.  Neither TEEZE nor ASB is a party to any written or oral contract, agreement or understanding for the employment of any officer, director or employee of TEEZE or ASB.  Neither TEEZE nor ASB is a party to any employee benefits plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) or any other fringe or employee benefits plan, programs or arrangements.

Section 3.13           Compliance with Laws; Permits.  TEEZE and ASB are, and at all times prior to the date hereof have been in compliance with all statutes, orders, rules, ordinances and regulations applicable to each of them or to the ownership of their respective assets or the operation of their respective businesses.

Section 3.14           No Conflicts.  The execution and delivery by TEEZE, ASB and the Sellers of this Agreement does not, and the performance and consummation by TEEZE, ASB and the Sellers of the transactions contemplated hereby will not (i) conflict with the articles of incorporation, organization, bylaws or regulations of TEEZE or ASB; (ii) conflict with or result in a breach or violation of, or default under, or give rise to any right of acceleration or termination of, any of the terms, conditions or provisions of any note, bond, lease, license, agreement or other instrument or obligation to which TEEZE or ASB is a party or by which the assets or properties of TEEZE or ASB are bound; (iii) result in the creation of any encumbrance on any of the assets or properties of TEEZE or ASB; or (iv) violate any law, rule, regulation or order applicable to TEEZE, ASB or the Sellers or any of the  assets or properties of TEEZE or ASB.

Section 3.15           Title to Properties; Encumbrances.  TEEZE and ASB have good and marketable title to all of the personal property and assets, that are used in the business that are material to the condition (financial or otherwise), business, operations or prospects of TEEZE and ASB, free and clear of all mortgages, claims, liens, security interests, charges, leases, encumbrances and other restrictions of any kind and nature, except (i) as disclosed in the Financial Statements of TEEZE and ASB, (ii) statutory liens not yet delinquent, and (iii) such liens consisting of zoning or planning restrictions, imperfections of title, easements, pledges, charges and encumbrances, if any, as do not materially detract from the value or materially interfere with the present use of the property or assets subject thereto or affected thereby.  Neither TEEZE nor ASB owns any real property.

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Section 3.16           No Pending Transactions.  Except for the transactions contemplated by this Agreement, none of TEEZE, ASB or the Sellers is a party to or bound by or the subject of any agreement, undertaking, commitment or discussions or negotiations with any person that could result in (i) the sale, merger, consolidation or recapitalization of TEEZE or ASB, (ii) the sale of any of the assets of TEEZE or ASB except in the ordinary course of business, (iii) the sale of any outstanding TEEZE Stock or outstanding Membership Interest of ASB, (iv) the acquisition by TEEZE or ASB of any operating business or the capital stock of any other person or entity, (v) the borrowing of money by TEEZE or ASB, whether secured or unsecured, or (vi) any agreement with any of the respective officers, managers or affiliates of TEEZE or ASB.

Section 3.17           Contracts and Leases.  Neither TEEZE nor ASB (i) has any leases of personal property relating to the assets of TEEZE or ASB, whether as lessor or lessee; (ii) has any contractual or other obligations relating to the assets of TEEZE or ASB, whether written or oral; and (iii) have given any power of attorney to any person or organization for any purpose relating to the assets of TEEZE or ASB.  TEEZE and ASB have provided Buyer access to each and every contract, lease or other document relating to the assets of TEEZE and ASB to which they are subject or are a party or a beneficiary.  To the knowledge of each of the Sellers, such contracts, leases or other documents are valid and in full force and effect according to their terms and constitutes a legal, valid and binding obligation of TEEZE and ASB and the other respective parties thereto and are enforceable in accordance with their terms.  None of the Sellers have knowledge of any default or breach under such contracts, leases or other documents or of any pending or threatened claims under any such contracts, leases or other documents.

Section 3.18           No Default.  Neither TEEZE nor ASB is (a) in violation of any provision of its articles of incorporation, organization, bylaws or regulations or (b) in default under any term or condition of any instrument evidencing, creating or securing any indebtedness of TEEZE or ASB.  Further, there has been no default in any material obligation to be performed by TEEZE or ASB under any other contract, lease, agreement, commitment or undertaking to which it is a party or by which it or its assets or properties are bound, nor has TEEZE or ASB waived any material right under any such contract, lease, agreement, commitment or undertaking.

Section 3.19           Books and Records.  The books of account, minute books, stock record books or other records of TEEZE and ASB that exist are accurate and complete and have been maintained in accordance with sound business practices and will be located at the offices of TEEZE and ASB upon Closing.

Section 3.20           Insurance Policies.  Copies of all insurance policies maintained by TEEZE and ASB relating to the operation of their respective businesses have been delivered or made available to Buyer.  The policies of insurance held by TEEZE and ASB are in such amounts, and insure against such losses and risks, as TEEZE and ASB reasonably deem appropriate for their respective property and business operations.  All such insurance policies are in full force and effect, and all premiums due thereon have been paid.  Valid policies for such insurance will be outstanding and duly in force at all times prior to the Closing.

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Section 3.21           Pending Claims.   There are no claims, suits, arbitrations, investigations, actions or other proceedings, whether judicial, administrative or otherwise, now pending or, to the best knowledge of  TEEZE, ASB or either of the Sellers, threatened before any court, arbitration, administrative or regulatory body or any governmental agency which may result in any judgment, order, award, decree, liability or other determination which will or could reasonably be expected to have any effect upon TEEZE and/or ASB, or the transfer of the TEEZE Stock or the Membership Interest by the Sellers to Buyer under this Agreement, nor is there any basis known to TEEZE, ASB, or either of the Sellers for any such action. No litigation is pending, or, to the knowledge of TEEZE, ASB, or either of the Sellers, threatened against TEEZE or ASB, or the assets or properties of TEEZE and ASB which seeks to restrain or enjoin the execution and delivery of this Agreement or any of the documents referred to herein or the consummation of any of the transactions contemplated thereby or hereby.  None of TEEZE, ASB or either of the Sellers is subject to any judicial injunction or mandate or any quasi-judicial or administrative order or restriction directed to or against them which would affect TEEZE, ASB, or the TEEZE Stock and the Membership Interest to be transferred under this Agreement.

Section 3.22           No Liabilities. As of the Closing Date, neither TEEZE nor ASB shall have any obligations or liability (contingent or otherwise) to any third party.

Section 3.23           Brokerage Commission.  No broker or finder has acted for the TEEZE, ASB or the Sellers in connection with this Agreement or the transactions contemplated hereby, and no person is entitled to any brokerage or finder’s fee or compensation in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of TEEZE, ASB or the Sellers.

Section 3.24           Banks and Brokerage Accounts.  Exhibit 3.24 sets forth (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which TEEZE and ASB have an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship, and (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of TEEZE or ASB having signatory power with respect thereto.

Section 3.25           Disclosure.  No representation or warranty of TEEZE, ASB or the Sellers contained in this Agreement (including the exhibits hereto) contains any untrue statement or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF BUYER AND RICK’S

Buyer and Rick’s hereby represent and warrant to TEEZE, ASB and the Sellers as follows:

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Section 4.1             Organization, Good Standing and Qualification.  Buyer and Rick’s (i) are duly organized, validly existing and in good standing under the laws of the state of Texas, (ii) have all requisite power and authority to carry on their respective businesses, and (iii) are duly qualified to transact business and are in good standing in all jurisdictions where their ownership, lease or operation of property or the conduct of their business requires such qualification, except where the failure to do so would not have a material adverse effect to Buyer or Rick’s.

Section 4.2             Authorization.  Buyer and Rick’s are each corporations duly organized in the state of Texas and have full power, capacity, and authority to enter into this Agreement and perform the obligations contemplated hereby.  All action on the part of Buyer and Rick’s necessary for the authorization, execution, delivery and performance of this Agreement by them has been or will be taken before Closing.  This Agreement, when duly executed and delivered in accordance with its terms, will constitute legal, valid, and binding obligations of Buyer and Rick’s enforceable against Buyer and Rick’s in accordance with its terms, except as may be limited by bankruptcy, insolvency, and other similar laws affecting creditors' rights generally or by general equitable principles.

Section 4.3             Consents.  No permit, consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or any other person or entity is required on the part of Buyer or Rick’s in connection with the execution and delivery by Buyer or Rick’s of this Agreement or the consummation and performance of the transactions contemplated hereby other than as may be required under the federal securities laws.

Section 4.4            Disclosure.  No representation or warranty of Buyer or Rick’s contained in this Agreement (including the exhibits hereto) contains any untrue statement or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

Section 4.5             Brokerage Commission.  No broker or finder has acted for the Buyer or Rick’s in connection with this Agreement or the transactions contemplated hereby, and no person is entitled to any brokerage or finder’s fee or compensation in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Buyer or Rick’s.

ARTICLE V
CONDITIONS TO CLOSING

The obligations of the parties to effect the transactions contemplated hereby are subject to the satisfaction at or prior to the Closing of the following conditions:

Section 5.1	Conditions to Obligations of Buyer and Rick’s.

(a)	Representations and Warranties of TEEZE, ASB and the Sellers. The representations and warranties of TEEZE, ASB and the Sellers shall be true and correct on the Closing Date;

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(b)
Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by TEEZE, ASB and the Sellers on or prior to the Closing Date shall have been performed or complied with in all respects;

(c)
Delivery of Certificates.  The Sellers, TEEZE and ASB shall provide to Buyer and Rick’s certificates, dated as of the Closing Date and signed by each of the Sellers and by representatives of TEEZE and ASB, respectively, to effect set forth in Section 5.1(a) and 5.1(b) for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions;

(d)
Resolutions.  TEEZE and ASB shall have delivered resolutions of TEEZE and ASB which authorize the execution, delivery and performance of this Agreement and the documents referred to herein to which it is or is to be a party dated as of the Closing Date;

(e)
Delivery of TEEZE Stock and Membership Interest.  The Sellers shall deliver or cause to be delivered to Buyer and Rick’s (i) originally issued certificates representing the shares of TEEZE Stock and (ii) the originally issued certificate representing the Membership Interest of ASB duly endorsed over to the Buyer in a form satisfactory to the Buyer and Rick’s;

(f)	Related Transaction. The Related Transaction set forth in Section 2.3 shall be consummated concurrently with the Closing;

(g)	Financial Records. The financial records of TEEZE and ASB shall be maintained and exist in such a manner as to allow for a certified audit as determined by Rick’s;

(h)	Liabilities. Neither TEEZE nor ASB shall have any liabilities as of the date of Closing;

(i)	Third-Party Consents. Any and all consents or waivers required from third parties relating to this Agreement or any of the other transactions contemplated hereby shall have been obtained;

(j)
Satisfactory Diligence.  Buyer and Rick’s shall have concluded their due diligence investigation of TEEZE and ASB and their respective assets and properties and all other matters related to the foregoing, and shall be satisfied, in its absolute and sole discretion, with the results thereof;

(k)
No Actions or Proceedings.  No claim, action, suit, investigation or proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement;

(l)
Government Approvals.  All authorizations, permits, consents, orders, licenses or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained; and

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(m)
Appointment of Manager/Officer/Resignations.  At Closing, (i) Eric Langan shall have been appointed as  President/Chief Executive Officer and sole director of TEEZE and Manager of ASB;  and (ii) each of the Sellers shall resign any and all officer, director and/or manager positions held in TEEZE and/or ASB, respectively.

Section 5.2	Conditions to Obligations of TEEZE, ASB and the Sellers

(a)	Representations, Warranties and Agreements of Buyer and Rick’s. The representations and warranties of Buyer shall be true and correct on the Closing Date;

(b)
Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by the Buyer and Rick’s on or prior to the Closing Date shall have performed or complied with in all respects;

(c)
Delivery of Certificates.  Buyer and Rick’s shall provide to TEEZE, ASB and the Sellers certificates dated as of the Closing Date and signed by a representative of the Buyer and Rick’s to the effect set forth in Section 5.2(a) and 5.2(b) for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions;

(d)
Resolutions.  Buyer and Rick’s shall deliver resolutions of the Buyer and Rick’s, which authorize the execution, delivery and performance of this Agreement and the documents referred to herein to which it is or is to be a party dated as of the Closing Date;

(e)
Payment of Purchase Price.  (i) Buyer shall have tendered the cash portion of the Purchase Price set forth in Section 1.2(a), and (ii) Rick’s shall have delivered the Rick’s Shares representing the stock portions of the Purchase Price to the Sellers as set forth in Section 1.2(b) or shall deliver a letter of instruction to the transfer agent instructing the issuance of the Rick’s Shares to the Sellers;

(f)	Related Transactions. The Related Transaction set forth in Section 2.3 shall be consummated concurrently with the Closing;

(g)	Third Party Consents. Any and all consents or waivers required from third parties relating to this Agreement or any of the other transactions contemplated hereby shall have been obtained;

(i)
No Actions or Proceedings.  No claim, action, suit, investigation or proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement; and

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(j)
Government Approvals.  All authorizations, permits, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

ARTICLE VI
INDEMNIFICATION

Section 6.1             Indemnification from the Sellers.  Each of the Sellers, jointly and severally,  hereby agree to and shall indemnify, defend (with legal counsel reasonably acceptable to Buyer), and hold Buyer, Rick’s, their officers, directors, shareholders, employees, affiliates, parent, agents, legal counsel, successors and assigns  (collectively, the “Buyer’s Group”) harmless at all times after the date of this Agreement, from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs, expenses, penalties or injury  (including reasonable attorneys fees and costs of any suit related thereto) (collectively, “Indemnifiable Loss” or “Indemnifiable Losses”) suffered or incurred by any or all of  the Buyer’s Group arising from: (a) any material misrepresentation by, or material breach of any covenant or warranty of  the Sellers, ASB or TEEZE contained in this Agreement, or any exhibit, certificate, or other instrument furnished or to be furnished by the Sellers, ASB or TEEZE hereunder; (b) any nonfulfillment of any material agreement on the part of  the Sellers, ASB or TEEZE under this Agreement;  or (c) from any liability or obligation due to any third party by TEEZE, ASB, and/or the Sellers incurred prior to the Closing Date, including all damages resulting to the Buyer’s Group from a breach by either of the Sellers, ASB or TEEZE of any contracts occurring prior to the Closing Date; or (d) any liabilities of TEEZE or ASB incurred prior to the Closing Date.

Section 6.2             Indemnification from Buyer and Rick’s.  Buyer and Rick’s agree to and shall indemnify, defend (with legal counsel reasonably acceptable to Company) and hold the Sellers and their agents, legal counsel, successors and assigns, (collectively, the "Sellers’ Group") harmless at all times after the date of the Agreement from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs, expenses, penalties or injury (including reasonably attorneys fees and costs of any suit related thereto) suffered or incurred by any or all of Sellers’ Group, arising from (a) any material misrepresentation by, or material breach of any covenant or warranty of Buyer or Rick’s contained in this Agreement or any exhibit, certificate, or other agreement or instrument furnished or to be furnished by Buyer or Rick’s hereunder; (b) any nonfulfillment of any material agreement on the part of Buyer or Rick’s under this Agreement; or (c) any liabilities of ASB or TEEZE incurred subsequent to the Closing Date.

Section 6.3             Defense of Claims.  If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event not less than fifteen (15) days prior to any hearing date or other date by which action must be taken); provided that the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure.  After such notice, the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense; and such indemnified party shall cooperate in all reasonable respects, at its cost, risk and expense, with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in such investigation, trial and defense of such lawsuit or action and any appeal arising therefrom.  The indemnifying party shall not, without the prior written consent of the indemnified party, effect any settlement of any proceeding in respect of which any indemnified party is a party and indemnity has been sought hereunder unless such settlement of a claim, investigation, suit, or other proceeding only involves a remedy for the payment of money by the indemnifying party and includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

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Section 6.4             Default of Indemnification Obligation.  If an entity or individual having an indemnification, defense and hold harmless obligation, as above provided, shall fail to assume such obligation, then the party or entities or both, as the case may be, to whom such indemnification, defense and hold harmless obligation is due shall have the right, but not the obligation, to assume and maintain such defense (including reasonable counsel fees and costs of any suit related thereto) and to make any settlement or pay any judgment or verdict as the individual or entities deem necessary or appropriate in such individual’s or entities’ absolute sole discretion and to charge the cost of any such settlement, payment, expense and costs, including reasonable attorneys fees, to the entity or individual that had the obligation to provide such indemnification, defense and hold harmless obligation and same shall constitute an additional obligation of the entity or of the individual or both, as the case may be.

Section 6.5             Right to Offset.  In the event that the Buyer or Rick’s is entitled to indemnification in accordance with Section 6.1 and 6.3 hereof, including the payment by the Buyer of any debts or liabilities resulting from the purchase of the Company which were incurred prior to the Closing Date, then Buyer or Rick’s shall have the right to offset any such amount from any obligations that are then due and payable to the Seller.

Section 6.6            Survival of Representations and Warranties.  The respective representations, warranties and indemnities given by the parties to each other pursuant to this Agreement shall survive the Closing for a period ending twenty-four (24) months from the Closing Date (“Survival Date”).  Notwithstanding anything to the contrary contained herein, no claim for indemnification may be made against the party required to indemnify (the “Indemnitor”) under this Agreement unless the party entitled to indemnification (the “Indemnitee”) shall have given the Indemnitor written notice of such claim as provided herein on or before the Survival Date.  Any claim for which notice has been given prior the expiration of the Survival Date shall not be barred hereunder

ARTICLE VII
MISCELLANEOUS

Section 7.1             Amendment; Waiver.  Neither this Agreement nor any provision hereof may be amended, modified or supplemented unless in writing, executed by all the parties hereto.  Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought.  Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, any right, power or remedy.

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Section 7.2             Notices.  Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in person, transmitted by facsimile transmission (fax) or sent by registered or certified mail (return receipt requested) or recognized overnight delivery service, postage pre-paid, addressed as follows, or to such other address has such party may notify to the other parties in writing:

(a)	if to Waitt:	Don Waitt
_________________________________
_________________________________

with a copy to:	_________________________________
_________________________________
_________________________________

(b)	if to Cornetta:	John Cornetta
_________________________________
_________________________________

with a copy to:	_________________________________
_________________________________
_________________________________

(c)	if to Buyer, Rick’s, Rick’s Cabaret International, Inc.
TEEZE or ASB:	Attn: Eric Langan, President
10959 Cutten Road
Houston, Texas  77066
Fax:  (281) 397-6765

with a copy to:	Robert D. Axelrod
Axelrod, Smith & Kirshbaum, P.C.
5300 Memorial Drive, Suite 700
Houston, Texas  77007

A notice or communication will be effective (i) if delivered in person or by overnight courier, on the business day it is delivered, (ii) if transmitted by telecopier, on the business day of actual confirmed receipt by the addressee thereof, and (iii) if sent by registered or certified mail, three (3) business days after dispatch.

Section 7.3             Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

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Section 7.4             Assignment; Successors and Assigns.  Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto.  No party hereto may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other parties hereto, which consent will not be unreasonably withheld.

Section 7.5             Entire Agreement.  This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede and cancel all prior representations, alleged warranties, statements, negotiations, undertakings, letters, acceptances, understandings, contracts and communications, whether verbal or written among the parties hereto and thereto or their respective agents with respect to or in connection with the subject matter hereof.

Section 7.6             Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to principles of conflict of laws.  The parties agree that venue for purposes of construing or enforcing this Agreement shall be proper in Harris County, Texas.

Section 7.7             Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 7.8             Costs and Expenses.   Each party shall pay their own respective fees, costs and disbursements incurred in connection with this Agreement.

Section 7.9             Section Headings.  The section and subsection headings in this Agreement are used solely for convenience of reference, do not constitute a part of this Agreement, and shall not affect its interpretation.

Section 7.10           No Third-Party Beneficiaries.  Nothing in this Agreement will confer any third party beneficiary or other rights upon any person or any entity that is not a party to this Agreement.

Section 7.11           Attorneys’ Review.  In connection with the negotiation and drafting of this Agreement, the parties represent and warrant to each other they have had the opportunity to be advised by attorneys of their own choice.

Section 7.12           Further Assurances.  Each party covenants that at any time, and from time to time, after the Closing Date, it will execute such additional instruments and take such actions as may be reasonably be requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

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Section 7.13           Public Announcements.   The parties hereto agree that prior to making any public announcement or statement with respect to the transactions contemplated by this Agreement, the party desiring to make such public announcement or statement shall consult with the other parties hereto and exercise their best efforts to (i) agree upon the text of a joint public announcement or statement to be made by all of such parties or (ii) obtain approval of the other parties hereto to the text of a public announcement or statement to be made solely by the party desiring to make such public announcement; provided, however, that if any party hereto is required by law to make such public announcement or statement, then such announcement or statement may be made without the approval of the other parties.

Section 7.14           Validity.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

Section 7.15           Exhibits Not Attached.  Any exhibits not attached hereto on the date of execution of this Agreement shall be deemed to be and shall become a part of this Agreement as if executed on the date hereof upon each of the parties initialing and dating each such exhibit, upon their respective acceptance of its terms, conditions and/or form.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE.]

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IN WITNESS WHEREOF, the undersigned have executed this Purchase Agreement to become effective as of the date first set forth above.

RCI ENTERTAINMENT
(MEDIA HOLDINGS), INC.

/s/ Eric Langan
By: Eric Langan, President
Date: April 15, 2008

RICK’S CABARET INTERNATIONAL, INC.

/s/ Eric Langan
By: Eric Langan, President
Date: April 15, 2008

TEEZE PUBLICATIONS, INC.

/s/ Don Waitt
By: Don Waitt
Its: President
Date: April 15, 2008

ADULT STORE BUYER MAGAZINE, LLC

/s/ John Cornetta
By: John Cornetta
Its: Manager
Date: April 15, 2008

THE SELLERS

/s/ Don Waitt
Don Waitt, Individually
Date: April 15, 2008

/s/ John J. Cornetta
John Cornetta, Individually
Date: April 15, 2008

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